Exhibit 10.04

AMENDMENT NUMBER TWO

TO THE

WEST CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

(as amended and restated effective December 29, 2011)

WHEREAS, West Corporation, a Delaware corporation (the “Company”), has heretofore adopted and maintains a nonqualified deferred compensation plan known as the “West Corporation Nonqualified Deferred Compensation Plan,” as amended and restated effective December 29, 2011 (the “Plan”);

WHEREAS, the Company has reserved the power to amend the Plan in certain respects; and

WHEREAS, the Board of Directors of the Company has authorized the amendment of the Plan to permit reallocations of investments in the Company’s common stock upon the occurrence of a change in control of the Company.

NOW THEREFORE, pursuant to the power of amendment contained in Article VIII of the Plan, the Plan is hereby amended as follows:

The second sentence of Section 3.3(a) of the Plan is hereby amended and restated in its entirety as follows:

An election by a Participant to invest or not to invest his or her Deferral Account in Common Stock is an irrevocable election; provided, however, that during the 90 day period following the occurrence of a Change in Control, a Participant shall have the right to (i) reallocate all or a portion of Participant’s Deferral Account notionally invested in Common Stock into a notional investment in any one or more Measurement Funds, and (ii) change the investment election then in effect with respect to future amounts credited to the Participant’s Deferred Account to reduce the percentage to be notionally invested in Common Stock and increase the percentage to be notionally invested in any one or more Measurement Funds, in each case, on such date and in such manner as determined by the Compensation Committee in its sole discretion.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this 24th day of April, 2012.

WEST CORPORATION

By	/s/ Paul Mendlik
Name:	Paul Mendlik
Title:	Chief Financial Officer

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